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                                                                    Exhibit 23.4


                                       [THE BAYARD FIRM LETTERHEAD]



December 8, 2000


The Scotts Company
Worldwide Headquarters
41 South High Street
Columbus, Ohio 43215

                                   CONSENT OF
                                THE BAYARD FIRM




We hereby consent to the incorporation by reference to our name in the Registration Statement on Form S-4 (file no. 333-76939) of the Scotts Company. In giving this consent, we do not admit that we come within the category of persons whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act or the rules and regulations promulgated thereunder.


Very truly yours,

/s/ The Bayard Firm